Exhibit 107

Calculation of Filing Fee Tables

S-4

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(Form Type)

Fortune Rise Acquisition Corporation

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(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
	Equity	Common Stock, par value $0.0001 per share	Other	3,542,691(1)(2)	$11.08(3)	$39,253,016.28	0.00014760	$5,793.75
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$39,253,016.28
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fee Due							$5,793.75

(1)Upon the Closing of the Business Combination described herein, the name of the Registrant will be changed to “Water on Demand, Inc.” Capitalized terms used but not defined herein shall have the respective meanings given to them in the registration statement to which this Calculation of Filing Fee Tables is attached as Exhibit 107.

(2)Represents 3,542,691 shares of common stock, par value $0.0001 per share (“FRLA common stock”) of the Registrant representing the aggregate maximum number of shares of FRLA common stock to be issued to the equityholders of Water on Demand, Inc., a Texas corporation and the maximum number of shares of FRLA common stock underlying restricted stock grants that may be assumed pursuant to the transactions described herein pursuant to the Business Combination Agreement.

(3)Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum offering price per security and proposed maximum aggregate offering price are based upon the average of the high and low prices of FRLA common stock on February 7, 2024 (within five business days prior to the date of filing this Registration Statement).